                                                                      Exhibit 11
                                                                     Page 1 of 2


                            PDG ENVIRONMENTAL, INC.
               CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
              FOR THE YEARS ENDED JANUARY 31, 1997, 1996 AND 1995

PRIMARY NET INCOME (LOSS) PER COMMON SHARE                   1997               1996                1995
                                                         --------------------------------------------------
Net income (loss)                                        $ (486,000)         $(2,451,000)        $  473,000

Less: Series A preferred dividends                           37,000               45,000                  -
                                                         ----------          -----------         ----------

                                                         $ (523,000)         $(2,496,000)        $  473,000
                                                         ==========          ===========         ==========

Weighted average common shares and dilutive
   common equivalents outstanding - primary               5,913,000            5,670,000          7,157,000
                                                         ==========          ===========         ==========

Primary net income (loss) per common share               $    (0.09)(a)      $     (0.44)(a)     $     0.07(a)(b)
                                                         ==========          ===========         ==========


(a) In accordance with generally accepted accounting principles, stock options and warrants have not been reflected as exercised for purposes of computing the primary loss per common share on the registrant's Consolidated Statement of Operations for the years ended January 31, 1997, 1996 and 1995 since the exercise of such options and warrants would be antidilutive. In addition, the outstanding shares of Series A Preferred Stock and common stock rights in the years ended January 31, 1997 and January 31, 1996 have not been reflected as converted since the conversion has an antidilutive effect on the net loss per common share.

(b) Assumes 967,000 common shares for converted Series A preferred stock and 840,000 shares for converted common stock rights.

                                                                      Exhibit 11
                                                                     Page 2 of 2


                            PDG ENVIRONMENTAL, INC.
               CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
              FOR THE YEARS ENDED JANUARY 31, 1997, 1996 AND 1995

FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE              1997                  1996                 1995
                                                         ---------------------------------------------------------
Net income (loss)                                        $  (486,000)         $  (2,451,000)        $     473,000

Less: Series A preferred dividends                            37,000                 45,000                     -
                                                         -----------          -------------         -------------

                                                         $  (523,000)         $  (2,496,000)        $     473,000
                                                         ===========          =============         =============

Weighted average shares of common stock outstanding:
   Average common shares outstanding                       5,913,000              5,670,000             5,350,000
   Assumed conversion of common stock rights                 560,000                560,000               840,000
   Assumed conversion of outstanding
     Series A preferred stock                                      -                      -               967,000
                                                         -----------          -------------         -------------

Weighted average common shares outstanding-
   fully diluted                                           6,473,000              6,230,000             7,157,000
                                                         ===========          =============         =============

Fully diluted net income (loss) per common share         $     (0.08)(a)      $       (0.40)(a)     $        0.07(a)
                                                         ===========          =============         =============


(a) In accordance with generally accepted accounting principles, fully diluted earnings per share have not been reported on the registrant's Consolidated Statement of Operations for the years ended January 31, 1997, 1996 and 1995 since the exercise of stock options and warrants and the conversion of the Series A preferred stock has an antidilutive or no effect on earnings per share.